AMENDMENT TO
                 TRANSFER AND ADMINISTRATION AGREEMENT


          AMENDMENT (this "Amendment") dated as of January 30, 1997 to the TRANSFER AND ADMINISTRATION AGREEMENT, dated as of January 15, 1997, (the "Agreement") by and among PROFFITT'S CREDIT CORPORATION, a Nevada corporation, as transferor (in such capacity, the "Transferor"), PROFFITT'S, INC., a Tennessee corporation ("Proffitt's") in its capacity as servicer guarantor ("Servicer Guarantor"), MCRAE'S, INC., a Missis-sippi corporation, as servicer (the "Servicer" or "McRae's"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company") and NATIONSBANK, N.A., a national banking association ("NationsBank"), as agent for the Company and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor.


                         W I T N E S S E T H :


          WHEREAS, the Company, the Transferor, Proffitt's, the Servicer Guarantor, the Servicer and NationsBank have entered into the Agreement and wish to amend the Agreement as hereinafter provided.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

          SECTION 1. Defined Terms. Unless otherwise defined herein, the terms used herein shall have the meanings assigned to such terms in the Agreement. Terms defined in the Agreement and defined in this
Section 1 are amended hereby and shall have the meanings assigned in this Section 1. For convenience of reference only, text representing modifications to the existing language of any definition found in the Agreement is italicized.

          "Account" shall mean all credit or charge accounts established pursuant to an Account Agreement between (i) each Designated Seller other than Parisian, Inc. and an Obligor as of the Cut-Off Date and on any day thereafter, or (ii) Parisian, Inc. and an Obligor as of the Parisian Cut-Off Date and on any day thereafter. The Accounts shall be identified by account number and by the Outstanding Principal Balance as of the Cut-Off Date or as of the Parisian Cut-Off Date, as applicable, and referred to in the Account Schedule delivered to the Agent on the Closing Date in the case of (i) above, and on the Effective Date, in the case of (ii) above, pursuant to Section 2.8, and shall include any Related Account. Any Account established after the Cut-Off Date and the Parisian Cut-Off Date also shall be identified on and referred to in the Account Schedule as such schedule may be amended from time to time pursuant to Section 2.8.

          "Account Agreement" shall mean the credit and charge card agreements governing the rights and obligations of the applicable Designated Seller and each obligor using the private label credit card identified as a "McRae's," "Parisian," "Proffitt's" (or other Designated Seller) credit card, as parties thereto, and each Federal Truth in Lend-ing Statement for the Accounts, in substantially the forms attached as Exhibit A to this Agreement, as such agreements or statement may be amended, modified or otherwise changed from time to time.

          "Credit Guidelines" shall mean (i) the Designated Sellers' credit and collection policy or policies and practices, relating to Accounts and Receivables existing on the Closing Date and (ii) with respect to, and for only so long as there are any, Parisian Receivables, the Parisian Credit Guidelines, in each case as referred to in Exhibit
B attached hereto, as modified and as supplemented from time to time in compliance with Section 5.2(c) and 5.2(d).

          "Default Ratio" means, with respect to any Collection Period, the ratio (expressed as a percentage) computed as of the last day of each Collection Period by dividing (i) the product of (x) 12 and (y) the aggregate amount of Receivables which became Defaulted Receivables during such Collection Period by (ii) the aggregate amount of all Re-ceivables (other than Parisian Receivables and Defaulted Receivables) as of the last day of the prior Collection Period.

          "Defaulted Receivable" means any Receivable other than a Parisian Receivable: (i) as to which any payment, or part thereof, remains unpaid for 181 days or more from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the Transferor, the Designated Seller or the Servicer as uncollectible; or (iv) which, consistent with the Credit Guidelines, should be written off as uncollectible.

          "Delinquency Ratio" means, the ratio (expressed as a percentage) computed as of the last day of each Collection Period by dividing (i) the aggregate amount of all Delinquent Receivables as of such date by (ii) the aggregate amount of all Receivables (other than Parisian Receivables and Defaulted Receivables) as of such date.

          "Delinquent Receivable" means any Receivable other than a Parisian Receivable: (i) as to which any payment, or part thereof, re-mains unpaid for more than 30 days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

          "Designated Seller" means (i) Proffitt's, Inc., a Tennessee corporation, (ii) McRae's, Inc. a Mississippi corporation, (iii) Parisian, Inc., an Alabama corporation, and until merged with and into Parisian, Inc., Parisian Services, Inc. and (iv) any other Person desig-nated with the written consent of the Agent as the "seller" under any Receivables Purchase Agreement, and in each case such Person's succes-sors and permitted assigns.

          "Dilution Ratio" shall mean the ratio (expressed as a percentage) computed as of the last day of each Collection Period by dividing (i) the aggregate amount by which Receivables are reduced or cancelled as a result of any defective, rejected or returned merchandise or services and all credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, chargebacks, allowances, or any other downward adjustments to the balance of such Receivable without receiving Collections therefor and prior to such Receivable becoming a Defaulted Receivable or a Parisian Charge-Off, (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction) by a Designated Seller, the Transferor or the Servicer, provided to Obligors in respect of Receivables during such month by (ii) the aggregate Outstanding Principal Balance of all Receivables as of the last day of the preceding Collection Period.

          "Effective Date" means the date occurring after all conditions precedent described in Section 19 of this Amendment have been fulfilled on which each of the Company, the Transferor, Proffitt's, the Servicer Guarantor, the Servicer and NationsBank shall have executed and deliv-ered one or more counterparts of this Amendment and each shall have re-ceived one or more counterparts of this Amendment executed by the others.

          "Eligible Account" shall mean, as of the Cut-Off Date or, with respect to Accounts related to Parisian Receivables, as of the Parisian Cut-Off Date (and, with respect to Accounts arising after the Cut-Off Date and the Parisian Cut-Off Date, as applicable, as of the date of creation), each Account in existence and owned by a Designated Seller:

          (a)  which is payable in United States Dollars;

          (b) the credit card or cards related thereto have not been reported lost or stolen or designated fraudulent;

          (c) the Obligor on which has provided, as its most recent billing address, an address located in the United States or its territo-ries or possessions, or Canada, or which is a United States military address;

          (d) which is not an Account as to which any of the Receiv-ables existing thereunder are Defaulted Receivables or Receivables that have been otherwise charged-off or written-off as uncollectible;

          (e) which has been created by a Designated Seller in the ordinary course of its business in accordance with, or under standards no less stringent than, the Credit Guidelines;

          (f) with respect to which the applicable Designated Seller has good title thereto, free and clear of all Adverse Claims; and

          (g) the Obligor on which has not been identified by the Servicer or the Transferor, as applicable, in its computer files as having (i) died, (ii) commenced, or had commenced in respect of such Obligor, a case, action or proceeding under any law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking relief with respect to such Obligor's debts, or seeking to have such Obligor adjudicated bankrupt or insolvent, or to have a receiver, trustee, custodian or other similar official appointed for such Obligor or for all or any substantial part of such Obligor's assets or (iii) made a general assignment of such Obligor's assets for the benefit of such Obligor's creditors, which assignment is then in full force and effect.

          "Eligible Receivable" means, at any time, any Receivable:

          (a)  with respect to which, the related Account is an Eligible
Account;

          (b) which has been originated by a Designated Seller in the ordinary course of its business, sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement and to which the Transferor has good title thereto, free and clear of all Adverse Claims;

          (c) which (together with the Collections and Related Security related thereto) has been the subject of either a valid transfer and assignment from the Transferor to the Agent, on behalf of the Company and the Bank Investors, of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto), effective until the termination of this Agreement;

          (d) which arises pursuant to an Account with respect to which the applicable Designated Seller and the Transferor has performed all obligations required to be performed by it thereunder, including without limitation shipment of the merchandise and/or the performance of the services purchased thereunder;

          (e) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

          (f) which is an "account" or a "general intangible" or "chattel paper" within the meaning of Article 9 of the UCC of all appli-cable jurisdictions;

          (g) which arises under an Account that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any litigation, right of rescission, dispute, offset, counterclaim or other defense;

          (h) which was created in compliance, in all material re-spects, with all laws, rules or regulations applicable thereto (in-cluding, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and pursuant to an Account Agreement which complies, in all material re-spects, with all such laws, rules and regulations;

          (i) which (A) satisfies all applicable requirements of the Credit Guidelines, (B) has not been waived or modified except in accordance with the Credit Guidelines, and (C) is assignable without the consent of, or notice to, the Obligor thereunder;

          (j) the Obligor of which has been directed to make all payments to a specified account of the Servicer with respect to which there shall be a Lock-Box Agreement in effect;

          (k) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor or by the applicable Designated Seller in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Transferor or by the applicable Designated Seller of the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

          (l) the assignment of which under the Receivables Purchase Agreement by the applicable Designated Seller and hereunder by the Transferor does not violate, conflict or contravene any applicable laws, rules, regulations, orders or writs or any contractual or other re-striction, limitation or encumbrance; and

          (m) as to which the Obligor has not exceeded its credit limit by an amount in excess of the greater of (i) $300 or (ii) 10% of such credit limit as determined as of each cycle closing date, except for exceptions which are immaterial in the aggregate.

          "Facility Limit" means $300,000,000; provided that such amount may not at any time exceed the aggregate Commitments at any time in effect; provided, further, that (i) if after the occurrence of a Parisian Termination Event, the Buyer's Percentage Factor (calculated without giving effect to the inclusion of any Parisian Receivables) is equal to or less than the Maximum Buyer's Percentage Factor, the Facili-ty Limit shall mean $175,000,000, and (ii) from and after the Termina-tion Date the Facility Limit shall at all times equal the Net Investment plus the Aggregate Interest Component.

          "Finance Charge Collections" shall mean that portion of the Collections with respect to the Receivables which are properly designated in the Accounts as Finance Charges, together with (i) any Recoveries (net of liquidation expenses, if any) in respect of Defaulted Receivables, Parisian Charge-Offs and Related Security with respect thereto and (ii) all Discount Receivable Collections.

          "Net Portfolio Yield" shall mean, with respect to any Collection Period, the annualized percentage equivalent of a fraction the numerator of which is Finance Charge Collections less the Carrying Costs for such Collection Period less the aggregate outstanding balance of all Receivables which became Defaulted Receivables during such Collection Period less Parisian Charge-Offs for such Collection Period less the Servicing Fee with respect to such Collection Period and the denominator of which is the daily average aggregate Outstanding Princi-pal Balance of all Receivables during such Collection Period.

          "Outstanding Principal Balance" means, with respect to any Re-ceivable at any time, the then outstanding principal amount thereof excluding any accrued and outstanding Finance Charges related thereto and giving effect to the amount of any credit balances and other adjust-ments existing with respect to such Receivable on such day. The out-standing principal amount of (i) any Defaulted Receivables and (ii) any Parisian Receivable written off as uncollectible shall be considered to be zero for the purposes of any determination hereunder of the aggregate Outstanding Principal Balance of the Receivables or the aggregate Outstanding Principal Balance of Eligible Receivables.

          "Parisian Amortization Period" means the period of time commencing upon the occurrence of a Parisian Termination Event and ending on the first Business Day following the day upon which the Agent has released its lien on the Parisian Receivables pursuant to Section 2.15.

          "Parisian Charge-Offs" means, for any period of determination, the aggregate amount of Parisian Receivables written off as uncollectible during such period in accordance with Parisian's Credit Guidelines.

          "Parisian's Credit Guidelines" shall mean the Parisian, Inc. credit and collection policy or policies and practices, relating to Accounts and Parisian Receivables existing on the Parisian Cut-Off Date and referred to in Exhibit B attached hereto, as modified and supple-mented in compliance with Section 5.2(c) and 5.2(d).

          "Parisian Cut-Off Date" shall mean January 29, 1997.

          "Parisian Default Ratio" means, as of the end of any calendar month, the decimal equivalent of the fraction (expressed as a percentage) the numerator of which equals the aggregate amount of Pari-sian Charge-Offs occurring in such period, and the denominator of which is the aggregate outstanding balance of all Parisian Receivables as of the last day of the prior Collection Period, excluding from such balance, without duplication, the amount of Parisian Charge-Offs.

          "Parisian Delinquency Ratio" means, as of the end of any calendar month, the decimal equivalent of a fraction (expressed as a percentage) the numerator of which is the aggregate outstanding balance of all Parisian Receivables that are 60 or more days (inclusive) past due (as determined in accordance with the Parisian Credit Guidelines and that do not also constitute Parisian Charge-Offs), and the denominator of which equals the aggregate outstanding balance of all Parisian Receivables (other than Parisian Charge-Offs) as of the end of such day.

          "Parisian Receivables" means the indebtedness owed by any Obligor and sold to the Transferor pursuant to that certain Receivables Purchase Agreement dated as of the date hereof, between the Transferor, as purchaser thereunder, Parisian, Inc. and Parisian Services, Inc., each as seller thereunder and McRae's, Inc., as servicer thereunder, whether constituting an account, chattel paper, instrument, investment property or general intangible, and arising in connection with the sale or lease of merchandise or the rendering of services, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. A Parisian Receivable shall be deemed to have been created or the amount thereof increased as of the end of the day on the Date of Processing of such Parisian Receivable or such in-crease to the amount thereof.

          "Parisian Termination Event" shall mean (i) the occurrence, as of the last day of any calendar month, of either of the following: (A) the three month average of the Parisian Delinquency Ratio has exceeded 4.0% for two consecutive months, or (B) the three month average of the Parisian Default Ratio has exceeded 7.0% for two consecutive months, or
(ii) the failure of Parisian, Inc. to convert the Parisian Credit Guidelines and related accounts receivable management systems to the systems employed by Proffitt's, Inc. and McRae's, Inc. on or prior to September 30, 1997.

          "Receivable" means the indebtedness owed to a Designated Seller by any Obligor (without giving effect to any purchase under the Receivables Purchase Agreement by the Transferor at any time) under an Account and sold by such Designated Seller to the Transferor pursuant to a Receivables Purchase Agreement, whether constituting an account, chat-tel paper, instrument, investment property or general intangible, aris-ing in connection with the sale or lease of merchandise or the rendering of services, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. A Receivable shall (i) be deemed to have been created or the amount thereof increased as of the end of the day on the Date of Processing of such Receivable or such increase to the amount thereof and (ii) from and after the time the Agent shall have released its lien on the Parisian Receivables pursuant to Section 2.15, shall not include in its meaning, any Parisian Receivable.

          "Recoveries" shall mean all amounts received or collected by the Servicer with respect to Defaulted Receivables plus the aggregate amount of cash received during such period (net of out-of-pocket collec-tion expenses, including reasonable attorneys' fees, of persons other than Parisian or Parisian Services, Inc.) on Parisian Receivables previously written off as uncollectible in accordance with Parisian's Credit Guidelines.

          "Related Account" shall mean an Account having the following characteristics: (i) such Related Account was originated in accordance with the applicable Credit Guidelines; (ii) the Obligor or Obligors with respect to such Related Account is the same Person or Persons as the Obligor or Obligors of an Account; (iii) such Related Account is originated as a result of the credit card with respect thereto being lost or stolen; and (iv) such Related Account can be traced or identified as a successor account to an Account by reference to or by way of the computer or other records of the Servicer or the Transferor.

          SECTION 2. Amendment to Section 2.5 ("Allocations of Collections; Non-Liquidation Settlement and Reinvestment Procedures; Servicer Advances"). (a) Clause (v) of Section 2.5(a) of the Agreement is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

               "(v) fifth, with respect to any Remittance Date occurring on or after the Termination Date, to the payment of the Buyers' Percentage Factor of the sum of (A) the outstand-ing balance of Receivables which have become Defaulted Receiv-ables during such Collection Period plus (B) Parisian Charge-Offs for such Collection Period, which payment shall be treat-ed as a portion of Principal Collections allocable to the Company and applied pursuant to Section 2.5(b) below;"

          (b) The first paragraph of subsection (b) of Section 2.5 is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

          "On each Remittance Date occurring (x) prior to the Termination Date and (y) at any time other than during the Parisian Amortization Period, (i) the Servicer shall allocate to the Company and/or the Bank Investors the Buyers' Percent-age Factor of Principal Collections received during the related Collection Period and not previously applied or ac-counted for and, at the Transferor's option, (A) pay such amount to the Transferor, for the benefit of the Company and/or the Bank Investors, and the Transferor shall apply such amount toward the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b), or
     (B) pay such amount to the Agent in reduction of the Net In-vestment and (ii) the Servicer shall pay to the Transferor the portion of such Principal Collections not allocated to the Transferred Interest and remaining after any reallocations pursuant to Section 2.5(c) below.

          (c) The second paragraph of subsection (b) of Section 2.5 is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

          "On each Remittance Date during the Parisian Amortization Period, or immediately following the Parisian Amortization Period if the Parisian Amortization Period ends subsequent to the immediately preceding Remittance Date, or on or subsequent to the Termination Date, the Servicer shall allocate to the Company or the Bank Investors, as applicable, the Buyers' Percentage Factor of all Principal Collections received during the related Collection Period and not previously applied or accounted for and pay such amount to the Agent in reduction of the Net Investment. In the event that either the Parisian Amortization Period has commenced or the Termination Date oc-curred as a result of a Termination Event, the portion of such Principal Collections not allocated to the Transferred In-terest and remaining after any reallocations pursuant to
     Section 2.5(c) below shall be distributed to the Agent in reduction of the Net Investment and, in the case of any other Termination Date, the portion of such Principal Collections not allocated to the Transferred Interest and remaining after any allocations pursuant to Section 2.5(c) below shall be dis-tributed to the Transferor."

          SECTION 3. Amendment to Section 2.6 ("Liquidation Settlement Procedures"). (a) The first paragraph of Section 2.6 is hereby deleted in its entirety and replaced with the following text (solely for conve-nience of reference, the revised language in this subsection is itali-cized):

          "If, on the Termination Date or the first day of the Parisian Amortization Period the Buyers' Percentage Factor is greater than the Maximum Buyers' Percentage Factor, then the Transferor shall immediately pay to the Agent, for the benefit of the Company or the Bank Investors, as applicable, from previously received Principal Collections, an amount equal to the amount that, when applied in reduction of the Net Invest-ment, will result in a Buyers' Percentage Factor less than or equal to the Maximum Buyers' Percentage Factor. Such amount shall be applied by the Agent to the reduction of the Net In-vestment. On each Remittance Date occurring during the Parisian Amortization Period or on and following the Termina-tion Date, Principal Collections shall be applied in accor-dance with Section 2.5(b)."

          SECTION 4. Amendment to Section 2.9 ("Deemed Collections; Application of Payments"). (a) Subsection (a) of Section 2.9 is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

     "If on any day the Outstanding Principal Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance or any billing adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (z) any other downward adjustments to the balance of such Receivable without receiving Collec-tions therefor and prior to such Receivable becoming a Defaulted Receivable or otherwise being charged off as uncollectible, the amount of such cancellation, reduction or adjustment shall thereafter be deducted from the aggregate Outstanding Principal Balance of the Receivables and the Net Receivables Balance. If such reduction would result in a Buyers' Percentage Factor greater than the Maximum Buyers' Percentage Factor, the Transferor shall pay (or direct the Servicer to pay from Collections otherwise distributable to the Transferor) to the Agent, for the benefit of the Company or the Bank Investors, as applicable, an amount equal to the amount that, when applied in reduction of the Net Investment, will result in a Buyers' Percentage Factor less than or equal to the Maximum Buyers' Percentage Factor. Such amount shall be applied by the Agent to the reduction of the Net Invest-ment."

          SECTION 5. Addition of New Section 2.15. Article II is hereby amended by the addition of the following text as a new Section 2.15:

     "SECTION 2.15. Removal of Parisian Receivables. Following the occurrence of a Parisian Termination Event and upon the later to occur of (A) the Net Worth of the Transferor is at least equal to the greater of (x) 10% of the highest aggregate Outstanding Principal Balance of all Eligible Receivables shown on any Cycle Certificate delivered with respect to the immediately preceding twelve calendar month period (exclusive of the principal balance of any Parisian Receivable included therein) and (y) $10,000,000 and (B) the Buyer's Percentage Factor (calculated without giving effect to the inclusion of any Parisian Receivables) is equal to or less than the Maximum Buyer's Percentage Factor, (i) the Servicer shall cause all Accounts related to Parisian Receivables to be removed from the Account Schedule, (ii) the Agent shall execute such instruments, financing statements and termination statements (in each case prepared by and at the expense of the Transferor) as may be necessary under the applicable UCC in order to release its interest in the Parisian Receivables and
     (iii) the term "Parisian Receivables" as used herein shall have no further meaning or import. The parties hereto agree that they shall execute and deliver all instruments, financing statements and amendments thereto and hereto as may be neces-sary in order to effect the termination of the Agent's interest in the Parisian Receivables and to cure any ambiguity resulting from the references herein to Parisian Receivables, it being expressly understood that, notwithstanding any contrary provision contained in Section 11.2, any such amend-ment hereto shall not require the consent of any Bank In-vestor."

          SECTION 6.  Amendment to Section 3.1 ("Representations and
Warranties of the Transferor").  (a)    The text of subsection (m) of
Section 3.1 is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised lan-guage in this subsection is italicized):

     "Coverage Requirement; Amount of Receivables. The Buyers' Percentage Factor does not exceed the Maximum Buyers' Percentage Factor. As of the Cut-Off Date, the aggregate Out-standing Principal Balance of the Receivables in existence was $168,260,400.40 and the Net Receivable Balance was $167,778,375.87, and as of the Parisian Cut-Off Date, the aggregate Outstanding Principal Balance of the Receivables in existence was $295,394,168 and the Net Receivable Balance was $294,787,484."

          (b) The text of subsection (o) of Section 3.1 is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

     "No Termination Event or Parisian Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event, a Potential Termination Event or, for so long as there has been no commencement and completion of a Parisian Amortization Period, a Parisian Ter-mination Event."

          SECTION 7.  Amendment to Section 5.2 ("Negative Covenants of
the Transferor").  (a)    The text of subsection (e) of Section 5.2 is
hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

     "No Mergers, Etc. The Transferor will not, and except as otherwise permitted pursuant to the Receivables Purchase Agreement, will not permit any Designated Seller to, (i) con-solidate or merge with or into any other Person (except for a merger by a Designated Seller with or into any wholly-owned subsidiary of such Designated Seller, where the Designated Seller shall be the surviving entity) or (ii) sell, lease or transfer all or substantially all of its assets to any other Person except that McRae's, Inc. may sell substantially all of its assets (other than Receivables) to a partnership consist-ing only of McRae's, Inc., as a general partner with at least 90% of the partnership interest, and Parisian, Inc., as a general partner with not more than 10% of the partnership interest."

          (b) The text of subsection (h) of Section 5.2 is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

     "Change of Name, Etc. The Transferor will not, and will not permit any Designated Seller to, change its name, identity or structure or the location of its chief executive office, unless at least 10 days prior to the effective date of any such change the Transferor or such Designated Seller, as applicable, delivers to the Agent and the Collateral Agent (i) such documents, instruments or agreements, executed by the Transferor or such Designated Seller, as applicable, as are necessary to reflect such change and to continue the perfec-tion of the Agent's and the Collateral Agent's ownership interests or security interests in the Affected Assets and
     (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.8 hereof; provided, that Parisian Services, Inc. may merge with and into Parisian, Inc. in compliance with the foregoing upon less than 10 days advance delivery of the aforementioned documents, instruments and agreements."

          (c) The text of subsection (j) of Section 5.2 is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

     "Other Debt. Except as provided for herein, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under a Receivables Purchase Agreement for the purchase price of the Receivables under a Receivables Purchase Agreement, (ii) indebtedness assumed from Parisian Services, Inc. in connection with the acquisition of Parisian Receivables from Parisian Services, Inc. and (iii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $9,750 at any time outstanding."

          (d) The text of subsection (l) of Section 5.2 is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

     "Payment to the Designated Sellers. With respect to any Receivable sold by a Designated Seller to the Transferor, the Transferor shall, and shall cause such Designated Seller to, effect such sale under, and pursuant to the terms of, a Receivables Purchase Agreement, including, without limitation, the payment by the Transferor either in cash, a contribution of capital or by increase in the amount of the Subordinated Note to such Designated Seller, as applicable, of an amount equal to the purchase price for such Receivable as required by the terms of the Receivables Purchase Agreement."

          SECTION 8. Amendment to Section 5.3 ("Minimum Net Worth of the Transferor"). (a) The text of subsection (a) of Section 5.3 is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

     "As of the Effective Date, the Transferor shall have a Net Worth of at least $24,000,000, provided, however, that on the first Business Day immediately following the day the Agent has released its lien on Parisian Receivables pursuant to Section 2.15, the Transferor shall have a Net Worth not less than the greater of (x) 10% of the highest aggregate Outstanding Prin-cipal Balance of all Eligible Receivables shown on any Cycle Certificate delivered with respect to the immediately preceding twelve calendar month period (exclusive of the principal balance of any Parisian Receivables included there-
     in) and (y) $10,000,000."

          SECTION 9.  Amendment to Section 5.4 ("Negative Covenants of
the Servicer").  (a)    The text of subsection (h) of Section 5.4 is
hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

     "No Mergers, Etc. The Servicer will not (i) consolidate or merge with or into any other Person (except for a merger with or into any wholly-owned subsidiary, where the Servicer shall be the surviving entity), or (ii) sell, lease or transfer all or substantially all of its assets to any other Person except that McRae's, Inc. may sell substantially all of its assets (other than Receivables) to a partnership consisting only of McRae's, Inc., as a general partner with at least 90% of the partnership interest, and Parisian, Inc., as a general partner with not more than 10% of the partnership interest.

          SECTION 10.  Amendment to Section 6.1 ("Appointment of
Servicer"). The text of Section 6.1 is hereby deleted in its entirety and replaced with the following text (solely for convenience of refer-ence, the revised language in this subsection is italicized):

     "The servicing, administering and collection of the Receiv-ables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section
     6.1. Until the Company gives notice to McRae's of the desig-nation of a new Servicer, McRae's is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Provided that the Servicer may delegate its servicing obligations and duties with respect to the Parisian Receivables to Parisian, Inc. (and the Agent, by its execution of this Agreement, shall be deemed to have consented to such delegation), the Servicer may not delegate any of its rights, duties or obligations hereun-der, or designate a substitute Servicer, without the prior written consent of the Agent, and provided that the Servicer shall continue to remain solely liable for the performance of the duties as Servicer hereunder notwithstanding any such delegation hereunder. The Agent may, and upon the direction of the Majority Investors the Agent shall, after the occur-rence of a Servicer Default or any other Termination Event designate as Servicer any Person (including itself) to succeed McRae's or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. The Agent may notify any Obligor of the Trans-ferred Interest."

          SECTION 11.  Amendment to Section 6.4 ("Servicer Default").
(a) The text of subsection (a) to Section 6.4 is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

     "the Servicer (including any delegate of the Servicer) or, to the extent that the Transferor or any Affiliate of the Trans-feror is then acting as Servicer, the Transferor or such Affiliate, as applicable, shall fail (i) to observe or perform any term, covenant or agreement hereunder (other than as referred to in clauses (ii) or (iii) of this Section 6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for ten (10) days, or (ii) to make any payment or deposit required to be made by it hereun-der when due or the Servicer shall fail to observe or perform any term, covenant or agreement on the Servicer's part to be performed under Section 2.8(b) hereof or (iii) to observe or perform any term, covenant or agreement under Sections 5.4(a), 5.4(b), 5.4(c), 5.4(e), 5.4(f), 5.4(g), 5.4(i) or 5.4(j); or"

          (b) The text of subsection (b) to Section 6.4 is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

     "any representation, warranty, certification or statement made by the Servicer (or any delegate of the Servicer) or the Transferor or any Affiliate of the Transferor (in the event that the Transferor or such Affiliate is then acting as the Servicer) in this Agreement, the Receivables Purchase Agree-ment or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; or"

          (c) The text of subsection (c) to Section 6.4 is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

     "failure or the default by the Servicer, any delegate of the Servicer or any of the Servicer's Subsidiaries in the perfor-mance of any material term, provision or condition contained in any agreement under which any Indebtedness greater than $5,000,000 was created or is governed, if such event is an "event of default" or "default" under any such agreement; or any Indebtedness of the Servicer, any delegate of the Servicer or any of the Servicer's Subsidiaries greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the scheduled date of maturity thereof; or"

          (d) The text of subsection (d) to Section 6.4 is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

     "any Event of Bankruptcy shall occur with respect to the Servicer, any delegate of the Servicer or any of its Subsid-iaries; or"

          SECTION 12.  Amendment to Section 7.1 ("Termination Events")
(a) The text of subsection (h) to Section 7.1 is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

     "any of the Receivables Purchase Agreements shall have terminated, provided, however, that the parties to that certain Receivables Purchase Agreement, dated as of January 27, 1993, between McRae's, Inc. and McRae's of Alabama, an Alabama corporation, may agree to terminate such agreement without causing a Termination Event hereunder;"

          (b) The text of subsection (i) to Section 7.1 is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language in this subsection is italicized):

     "the Transferor, the Servicer or any Designated Seller shall enter into any transaction or merger whereby it is not the surviving entity, provided, however, that Parisian Services, Inc. may merge with and into Parisian, Inc.; or"

          (c) The text of subsection (r) to Section 7.1 is hereby delet-ed in its entirety and replaced with the text below (solely for conve-nience of reference, the revised language in this subsection is itali-cized), and immediately after the revised subsection (r), there shall be added to Section 7.1 a new subsection (s) as indicated below:


     "(r) a Guarantor Default shall have occurred and be continuing; or

     (s) the Transferor shall not, on any day after the Effective Date, be the direct and wholly-owned subsidiary of Proffitt's, Inc. and Parisian, Inc. as the exclusive owners of 100% of the Transferor's common stock."

          SECTION 13. Amendment to the Account Schedule. Schedule A to the Agreement is hereby amended by adding thereto those accounts identified by account number and Parisian Receivable balance included in the computer tape delivered to the Agent pursuant to Section 19 hereof.

          SECTION 14. Amendment to Exhibit A ("Form of Account"). Exhibit A to the Agreement is hereby amended by adding thereto a copy of the form of Parisian, Inc. and Parisian Services, Inc. revolving charge card agreement.

          SECTION 15.  Amendment to Exhibit B ("Form of Credit
Guidelines"). Exhibit B to the Agreement is hereby amended by adding thereto a copy of the Parisian Credit Guidelines.

          SECTION 16. Amendment to Exhibit C ("List of Lock-Box Banks and Accounts"). Exhibit C to the Agreement is hereby amended by adding the following text immediately after the words "Account Number: 00-300-276":

     "3.  For Parisian Receivables:
          AmSouth Bank of Alabama
          P.O. Box 11007
          Birmingham, Alabama  35288

          Account Number:  45467803"

          SECTION 17.  Amendment to Exhibit E ("Form of Investor
Report"). Exhibit E to the Agreement is hereby amended by replacing the existing Form of Investor Report with the form attached hereto as Exhibit E.

          SECTION 18.  Amendment to Exhibit P ("Form of Cycle
Certificate"). Exhibit P to the Agreement is hereby amended by replacing the existing Form of Cycle Certificate with the form attached hereto as Exhibit P.

          SECTION 19. Conditions Precedent. This Amendment shall not become effective until the following shall have occurred:

          (a) Parisian, Inc. shall have delivered to the Agent evidence satisfactory to the Agent and its counsel demonstrating that it has complied, as a Designated Seller, with all of the provisions described in Section 2.8 of the Agreement. Such evidence shall include, but not be limited to, (i) certified copies of all necessary search reports, financing statements, assignments of financing statements and terminations of financing statements, (ii) evidence or appropriate certification confirming that it has clearly and unambiguously marked its master data processing records and any storage containers containing Records to indicate that the Parisian Receivables and a corresponding interest in the related Accounts have been conveyed to the Transferor, and subsequently transferred to the Agent, for the benefit of the Company and the Bank Investors, and that the legend described in Section
2.8 of the Agreement has been affixed as described and (iii) confirma-tion that a computer tape containing a true and complete list of all Ac-counts related to the Parisian Receivables in existence as of the Parisian Cut-Off Date has been delivered to the Agent and that such list of Accounts, identifying therein all account numbers and Parisian Receivable balance, should be added to and become part of Schedule A to the Agreement.

          (b) Parisian, Inc. shall have delivered to the Agent each of the following, in form and substance satisfactory to the Agent and its counsel:

          (1) A copy of the resolutions of the Board of Directors of Parisian, Inc. and Parisian Services, Inc., each certified by its respective Secretary approving the execution, delivery and perfor-mance by such Person of the Receivables Purchase Agreement and each other document required to be delivered by such Person hereunder or thereunder.

          (2) The Articles of Incorporation for each of Parisian, Inc. and Parisian Services, Inc., certified by the Secretary of State or other similar official of such Person's jurisdiction of incorpora-tion dated a date reasonably prior to the Effective Date.

          (3) Good Standing Certificates for Parisian, Inc. and Parisian Services, Inc. issued by the Secretary of State or a simi-lar official of such Persons's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each juris-diction when such qualification is material to the transactions contemplated by the Agreement, the Receivables Purchase Agreement, this Amendment and each other document executed in connection with any of the foregoing, in each case, dated a date reasonably prior to the Effective Date.

          (4) Certificates of the respective Secretary of Parisian, Inc. and of Parisian Services, Inc., substantially in the form of Exhibit L attached to the Agreement.

          (5) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the Effective Date naming each of Parisian Services, Inc. and Parisian, Inc. as debtor in favor of the Transferor as secured party and the Agent, for the benefit of the Company and the Bank Investors, as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's ownership interest in all Parisian Receivables.

          (6) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Parisian Receivables previously granted by any person, including, without limitation, Sheffield Receivables Corpo-ration, Parisian of Tennessee, Inc., Hess Specialty Department Stores, LLC, Parisian Services, Inc. and Parisian, Inc.

          (7) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the date of the Effective Date listing all effective financing statements which name Sheffield Receivables Corporation, Parisian of Tennessee, Inc., Hess Specialty Department Stores, LLC, Parisian Services, Inc. and Parisian, Inc. (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to item 5 above together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

          (8) Executed copies of the Lock-Box Agreement between AmSouth Bank of Alabama and Parisian, Inc. relating to the Lock-Box Bank and the Lock-Box Account for Collections related to the Parisian Receivables.

          (9) Notices of termination of, or other acceptable evidence of the termination of, any existing lock-box agreements related to or formerly employed in connection with the Parisian Receivables and the Sheffield Facility (as defined below).

          (10)  A Cycle Certificate for the Parisian Cut-Off Date.

          (11) An Investor Report dated as of December 31, 1996 and which includes the Parisian Receivables.

          (12) Such other agreements, instruments or documentation as the Agent and its counsel shall require.

          (c) The Agent shall have received an opinion or opinions of Butler, Snow, O'Mara, Stevens & Cannada, PLLC, special counsel to Parisian, Inc. and Parisian, Services, Inc., covering certain corporate and bankruptcy matters in form and substance satisfactory to the Agent and its counsel.

          (d) The Agent shall have received an opinion of Schreck Mor-ris, special Nevada counsel to the Transferor, covering certain corpo-rate matters related to this Amendment in form and substance satisfac-tory to the Agent and the Agent's counsel.

          (e) A computer tape setting forth as of the Parisian Cut-Off Date all Parisian Receivables and the Outstanding Principal Balances thereon and such other information as the Agent may reasonably request.

          (f) The Agent shall have received in connection with the termination of that certain Receivables Purchase Agreement, dated as of March 31, 1993 between Parisian Services, Inc., as seller, Sheffield Receivables Corporation, as purchaser, The Bank of Nova Scotia, as the agent and Barclays Bank PLC, New York Branch, as the administrative agent and managing agent thereunder, as such agreement has been amended, supplemented and modified to the Effective Date (together with all related documents and agreements, the "Sheffield Facility") such agreements, documents and instruments as are necessary and appropriate to reflect the termination of the Sheffield Facility, including without limitation, the termination of the Second Amended and Restated Financing and Collection Agency Agreement, and the release of all liens and secu-rity interests of all secured parties holding an interest in the Pari-sian Receivables arising under or related thereto. The foregoing agree-ments, documents, and instruments shall include, but not be limited to, a payoff letter setting forth the pay-off amount, a release agreement and UCC-3 termination statements, each in form and substance reasonably satisfactory to the Agent.

          (g)  [Reserved].

          (h) The Administrative Agent shall have received payment in immediately available funds of an amendment fee in the amount of $25,000.

          (i) The Agent shall have received evidence satisfactory to the Agent and its counsel that (i) no further action is required or shall be necessary to satisfy any conditions precedent to the Receivables Purchase Agreement dated as of the date hereof between the Transferor, as purchaser, Parisian Services, Inc. and Parisian, Inc., as sellers thereunder, and McRae's, Inc., as servicer; and (ii) but for the filing with the Secretary of State of Alabama of the Articles of Merger and the Plan of Merger of Parisian Services, Inc. with and into Pari-sian, Inc., whereby Parisian, Inc. will succeed to all of the rights and obligations of Parisian Services, Inc., no further action is required or shall be necessary in order for the merger of Parisian Services, Inc. with and into Parisian, Inc. to be effective and (iii) no further action is required or shall be necessary to the execution and delivery of that certain Amended and Restated Management Agreement between McRae's of Alabama, Inc. and McRae's, Inc. dated as of the date hereof and effective as of January 15, 1997.

          SECTION 20. Separate Agreement. The parties hereto agree that it shall be a Termination Event under the Agreement if Proffitt's, Inc. fails to provide satisfactory evidence to the Agent on or before February 14, 1997 that (i) the definition of "Recoveries" as defined and used in that certain Pooling and Servicing Agreement dated as of June 13, 1995, among Younkers Credit Corporation, as seller, Younkers, Inc., as servicer and Chemical Bank, as trustee and in that certain Receiv-ables Purchase Agreement, dated as of June 13, 1995, between Younkers, Inc., as seller thereunder and Younkers Credit Corporation as purchaser thereunder, has been satisfactorily revised and the foregoing agreements amended to mean only those recoveries of amounts due and owing under charge card accounts originated by Younkers, Inc. pursuant to charge card account agreements between Younkers, Inc. and the obligors on such charge card accounts and (ii) all appropriate UCC financing statements filed in connection with such Pooling and Servicing Agreement and such Receivables Purchase Agreement have been satisfactorily amended as described in clause (i). In addition, Proffitt's, Inc. agrees to use its good faith efforts to cause Younkers Credit Corporation, a Delaware Corporation, a special purpose subsidiary of Younkers, Inc., to enter into an intercreditor agreement between the Transferor and Younkers Credit Corporation in form and substance satisfactory to the Agent and its counsel, on or before February 14, 1997.

          SECTION 21. Limited Scope. This amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights allocated to the Company, the Transferor, Proffitt's, the Servicer Guarantor, the Servicer and NationsBank under the Transfer and Administration Agreement.

          SECTION 22. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 23. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 24. Ratification; Agreement to Remain in Full Force and Effect. Except as expressly affected by the provisions hereof, the Transfer and Administration Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Transfer and Administration Agreement to "this Agreement", "hereun-der", "herein" or words of like import shall mean and be a reference to the Transfer and Administration Agreement as amended by this Amendment.


[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]




          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

                         ENTERPRISE FUNDING CORPORATION,
                           as Company


                         By:
                             Name:
                             Title:


                         PROFFITT'S CREDIT CORPORATION,
                           as Transferor

                         By:
                            Name:  Douglas E. Coltharp
                            Title: President


                         McRAE'S, INC.,
                           as Servicer

                         By:
                            Name:  Douglas E. Coltharp
                            Title: Chief Financial Officer


                         PROFFITT'S, INC.
                           as Servicer Guarantor


                         By:
                            Name:  Douglas E. Coltharp
                            Title: Chief Financial Officer


                         NATIONSBANK, N.A., as Agent
                           and a Bank Investor

                         By:
                            Name:
                            Title:



                                                           Exhibit E

                      Form of Investor Report



                                                           Exhibit P

                     Form of Cycle Certificate


X:\WPDATA\JAS\PROFFITT\SECURITI\10-K.497\EX-10-9.ASC